UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

Evil Empire Designs, Inc.
(Exact name of registrant as specified in its charter)

 Nevada

(State or other jurisdiction of incorporation)

000-56212

(Commission File Number)

45-5530035

 (IRS Employer Identification No.)

5313 Corbett St.

Las Vegas, Nevada 89130

(Address of principal executive offices)(Zip Code)

(725) 666-3700

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

June 29, 2023, pursuant to the Share Exchange Agreement (the “Share Exchange Agreement”), dated June 23, 2023, by and among Evil Empire Designs, Inc. (the “Company”), Trendmark Industries, Inc., a Wisconsin corporation (“Trendmark”), and the sole holder of shares of common stock of Trendmark, the Company completed its acquisition of Trendmark.

Pursuant to the Share Exchange Agreement, the Company issued a total of 10,000,000 shares of common stock to the sole shareholder of Trendmark.  As a result of the share exchange, Trendmark became a wholly-owned subsidiary of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1

Share Exchange Agreement, dated June 23, by and among Evil Empire Designs, Inc., a Nevada corporation, Trendmark Industries, Inc., a Wisconsin corporation (“Trendmark”), and the holders of common stock of Trendmark.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evil Empire Designs, Inc.
(Registrant)

Date: June 29, 2023	By:	/s/ Sheila Cunningham
	Name:	Sheila Cunningham
	Title:	President and Chief Executive Officer

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